Exhibit 10.4

ELECTRA THERAPEUTICS, INC.

2026 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: AUGUST 19, 2026

APPROVED BY THE STOCKHOLDERS: SEPTEMBER 10, 2026

1.	GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase Shares. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees who do not meet the requirements of an Employee Stock Purchase Plan.

(b) The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan to the extent the Offering is made under the 423 Component), and the Company will designate which Designated Company is participating in each separate Offering.

(c) The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine eligibility, how and when Purchase Rights will be granted, and the provisions of each Offering (which need not be identical). Without limiting the generality of, and consistent with, the foregoing, the Board is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a Purchase Right granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Purchase Rights granted under the Plan or the same Offering to employees resident solely in the United States.

(ii) To designate from time to time (A) which Related Corporations will be eligible to participate in the Plan as Designated 423 Companies, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Companies, (C) which Affiliates or Related Corporations may be excluded from participation in the Plan, and (D) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 11.

(vi) To amend the Plan at any time as provided in Section 11.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations and Affiliates, and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

(viii) To adopt such rules, procedures, sub-plans, and appendices as are necessary or appropriate for the administration of the Plan (including, without limitation, such rules, procedures, sub-plans, and appendices as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are non-U.S. nationals or employed or located outside the United States, the terms of which rules, procedures, sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 3(a) hereof, but unless otherwise superseded by the terms of such rules, procedures, sub-plans, or appendices, the provisions of this Plan will govern the operation of such rules, procedures, sub-plans, and appendices). Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest (which will apply to all Participants in the relevant Offerings under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f)), conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Company, do not have to comply with the requirements of Section 423 of the Code. Unless otherwise determined by the Board, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan and any applicable Offering Document to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board may retain the authority to concurrently administer the Plan with the Committee (or its delegate) and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee (or a delegate of the Committee), the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the maximum number of Shares that may be issued under the Plan will not exceed 611,682 Shares, plus the number of Shares that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to the lesser of (x) 1% of the Fully Diluted Capital Stock outstanding on December 31st of the preceding calendar year, or (y) 1,835,046 Shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of Shares reserved under this Section 3(a) may be used to satisfy purchases of Shares under the 423 Component and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under the Non-423 Component.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the Shares not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be Shares of authorized but unissued or reacquired Common Stock, including Shares repurchased by the Company on the open market or otherwise.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless such Participant otherwise indicates in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of such Participant’s Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a Share on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a Share on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, the Related Corporation or the Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may (unless prohibited by Applicable Law) require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide (unless prohibited by Applicable Law) that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude (unless prohibited by Applicable Law) from participation in the Plan or any Offering (i) any “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company, a Related Corporation or an Affiliate or (ii) any such highly compensated employees with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided that the exclusion in this clause (ii) is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the entity whose employees are participating in that Offering. Each exclusion will be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of U.S. Treasury Regulation Section 1.423-2.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, the individual will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights under the 423 Component if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the 423 Component only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by Applicable Law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

(f) Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of Shares purchasable either with a percentage of earnings (as such concept is defined in the Offering Document) or with a maximum dollar amount, but in either case as so specified by the Board in the Offering Document, during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and Shares will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of Shares that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of Shares that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of Shares issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the Shares (rounded down to the nearest whole Share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of Shares acquired pursuant to Purchase Rights will be specified by the Board prior to commencement of an Offering and will not be less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the Shares on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the Shares on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company or a Company Designee, within the time specified in the Offering, an enrollment form approved by the Board. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be held separately or deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first practicable payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase such Participant’s Contributions. If payroll deductions are impermissible or problematic under Applicable Law or if specifically provided in the Offering and to the extent permitted by Section 423 of the Code with respect to the 423 Component, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form approved by the Board. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate, and the Company will distribute as soon as practicable to such Participant all of such Participant’s accumulated but unused Contributions. A Participant’s withdrawal from that Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form (in accordance with Section 7(a)) to participate in subsequent Offerings.

(c) A Participant’s Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason or (ii) is otherwise no longer eligible to participate in such Offering. The Company will distribute as soon as practicable to such individual all of such individual’s accumulated but unused Contributions.

(d) Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component for the remainder of the Offering. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(e) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Neither Contributions credited to a Participant’s account nor any Purchase Rights may be assigned, transferred, pledged, hypothecated, or otherwise disposed of in any way, except by will, by the laws of descent and distribution, or, if permitted by the Company and valid under Applicable Law, by a beneficiary designation as described in Section 9. Any such attempt at assignment, transfer, pledge, hypothecation, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering in accordance with Section 7(b).

(f) Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of Shares, up to the maximum number of Shares permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares will be issued unless specifically provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of Shares and such remaining amount is less than the amount required to purchase one Share on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of Shares under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest (unless the payment of interest is otherwise required by Applicable Law). If the amount of Contributions remaining in a Participant’s account after the purchase of Shares is at least equal to the amount required to purchase one (1) whole Share on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).

(c) No Purchase Rights may be exercised to any extent unless the issuance of Shares pursuant to that exercise is in compliance with all applicable U.S. and non-U.S. federal, state and other securities, exchange control and other laws applicable to the Plan (including, but not limited to, the Shares being covered by an effective registration statement pursuant to the Securities Act). If on a Purchase Date the issuance of Shares would not be in such compliance, no Purchase Rights will be exercised on such Purchase Date, and, subject to Section 423 of the Code with respect to the 423 Component, the Purchase Date will be delayed until the issuance of Shares would be in compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the issuance of Shares is not in compliance with all Applicable Laws, as determined by the Company in its sole discretion, the Purchase Rights will not be exercised and all accumulated but unused Contributions for the applicable Offering will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

(d) As soon as reasonably practicable after each Purchase Date on which a purchase of Shares occurs, the Company will arrange the delivery to each Participant of the Shares purchased upon exercise of the Participant’s Purchase Right in a form determined by the Board (in its sole discretion) and pursuant to rules established by the Board. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if so required under Applicable Laws, in the name of the Participant and the Participant’s spouse. The Company may permit or require that the Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that Shares be retained with the broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of the Shares.

9.	DESIGNATION OF BENEFICIARY.

(a) The Board may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any Shares and/or Contributions from the Participant’s account under the Plan if the Participant dies before such Shares and/or Contributions are delivered to the Participant. The Board may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation or change must be on a form approved by the Board. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation or change to be effective.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any Shares and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

10.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of the proposed dissolution or liquidation of the Company, any Offering then in progress will be shortened by setting a Purchase Date (which will be before the date of the Company’s proposed dissolution or liquidation) and will terminate immediately prior to the consummation of the proposed dissolution or liquidation, unless provided otherwise by the Board. Prior to the new Purchase Date, the Board will provide written or electronic notice of the new Purchase Date to each Participant in the Offering.

(c) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Shares (rounded down to the nearest whole Share) within ten business days (or such other period specified by the Board) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

11.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 10(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) change the Offerings or Purchase Periods; (ii) designate separate Offerings; (iii) limit the frequency and/or number of changes in the amount withheld during an Offering; (iv) establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars; (v) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (vi) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (vii) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (viii) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offerings either immediately or upon completion of the purchase of Shares on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offerings to expire in accordance with their terms (and subject to any adjustment pursuant to Section 10). If the Offerings are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase Shares will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws) as soon as administratively practicable.

12.	TAX QUALIFICATION; TAX WITHHOLDING.

(a) Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b) Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation or Affiliate, to enable the Company, the Related Corporation or the Affiliate to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other compensation due to the Participant from the Company, a Related Corporation or an Affiliate; (ii) withholding from the proceeds of the sale of Shares acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method that is deemed acceptable by the Board and, with respect to the 423 Component, permitted by U.S. Treasury Regulation Section 1.423-2(f). The Company will not be required to issue any Shares under the Plan until such obligations are satisfied.

(c) The 423 Component is intended to be exempt from the application of Section 409A of the Code (or to the extent not exempt, to comply with Section 409A of the Code), and any ambiguities herein will be interpreted according to that intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Board determines that a Purchase Right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a Purchase Right under the Plan to be subject to Section 409A, the Board may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Board determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Right or future Purchase Right that may be granted under the Plan from or to allow any such Purchase Right to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Board would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

13.	EFFECTIVE DATE AND TERM OF PLAN.

The Plan will become effective immediately prior to and contingent upon the IPO Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 11(a) above, materially amended) by the Board. The Plan will continue in effect until terminated under Section 11.

14.	MISCELLANEOUS PROVISIONS.

(a) The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until Shares are issued, Participants will have only the rights of an unsecured creditor with respect to such Shares.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Purchase Rights unless and until the Participant’s Shares acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or amend a Participant’s employment or service contract, as applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ or service of the Company, a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment or service of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflict of laws rules.

(e) If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f) If any provision of the Plan does not comply with Applicable Law, such provision will be construed in such a manner as to comply with Applicable Law.

(g) Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of Contributions, the purchase price, the number of Shares purchased and the remaining cash balance, if any.

15.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b) “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination, a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Applicable Law” means the Code and any applicable U.S. and non-U.S. securities, exchange control, tax, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the New York Stock Exchange, Nasdaq Stock Market or the Financial Industry Regulatory Authority).

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Electra Therapeutics, Inc., a Delaware corporation.

(k) “Contributions” means the payroll deductions, contributions made by Participants in case payroll deductions are impermissible or problematic under Applicable Law and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into the Participant’s account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions or other contributions and, with respect to the 423 Component, to the extent permitted by Section 423.

(l) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Designated 423 Company” means any Related Corporation selected by the Board as participating in the 423 Component.

(n) “Designated Company” means any Designated Non-423 Company or Designated 423 Company, provided, however, that at any given time, a Related Corporation participating in the 423 Component will not be a Related Corporation participating in the Non-423 Component.

(o) “Designated Non-423 Company” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.

(p) “Director” means a member of the Board.

(q) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(r) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation or solely with respect to the Non-423 Component, an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(t) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(u) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a Share will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Board, in a manner that complies with Section 409A of the Code.

(iii) Notwithstanding the foregoing, for any Offering that commences on the IPO Date, the Fair Market Value of the Shares on the Offering Date will be the price per Share at which Shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.

(v) “Fully Diluted Capital Stock” means the number of shares of Capital Stock, determined as of the applicable date of measurement, equal to the sum of (i) the number of shares of Capital Stock issued and outstanding and (ii) the number of shares of Capital Stock issuable upon the exercise, conversion, or exchange of all then-outstanding pre-funded warrants, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible into, directly or indirectly, shares of Capital Stock (whether vested or unvested), but excluding the number of shares of Capital Stock issuable upon the exercise of then-outstanding options and the shares reserved and available for issuance under the Company’s then-existing equity incentive plan(s) and employee stock purchase plan(s), if any.

(w) “Governmental Body” means any: (i) nation, state, commonwealth, canton, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. or non-U.S. federal, state, local, municipal or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the New York Stock Exchange, the Nasdaq Stock Market and the Financial Industry Regulatory Authority).

(x) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(y) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(z) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(aa) “Offering Date” means a date selected by the Board for an Offering to commence.

(bb) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(cc) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(dd) “Plan” means this Electra Therapeutics, Inc. 2026 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

(ee) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of Shares will be carried out in accordance with such Offering.

(ff) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(gg) “Purchase Right” means an option to purchase Shares granted pursuant to the Plan.

(hh) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ii) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(jj) “Share” means a share of the Common Stock, as adjusted for a Capitalization Adjustment.

(kk) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of Shares or the sale or other disposition of Shares acquired under the Plan.

(ll) “Trading Day” means any day on which the exchange(s) or market(s) on which Shares are listed, including but not limited to the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.